UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 12, 2012

Illumina, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35406	33-0804655
_______________________________________ (State or other jurisdiction	________________________ (Commission	______________________________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5200 Illumina Way, San Diego, California		92122
____________________________________________________ (Address of principal executive offices)		_________________ (Zip Code)

(858) 202-4500
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Appointment of Certain Officers
The Compensation Committee of the Board of Directors of Illumina, Inc. (the "Company") has appointed Michel Bouchard, age 45, as Chief Accounting Officer of the Company effective as of January 1, 2013.  Mr. Bouchard will also continue to serve as Vice President, Finance of the Company.
Mr. Bouchard has served as the Company's Vice President, Finance since joining the Company in March 2008.  From 2004 to 2008, Mr. Bouchard held senior finance and accounting positions at Websense, Inc., where he served as Vice President, Finance and Accounting from 2007 to 2008.
As of the time of the filing of this report, the Company has not entered into any material plan, contract, or arrangement to which Mr. Bouchard is a party or in which he participates, or any material amendment thereto, in connection with the promotion described above.  In the event of such a material plan, contract, or arrangement, or material amendment, the Company will file an amendment to this report within four business days thereof.  There are no family relationships involving Mr. Bouchard that would require disclosure under Item 401(d) of Regulation S-K.  There are no current or proposed transactions in which he or any member of Mr. Bouchard's immediate family has, or will have, a direct or indirect material interest that would require disclosure under Item 404(a) of Regulation S-K.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ILLUMINA, INC.

Date: December 14, 2012	By:	/s/ Christian G. Cabou
Christian G. Cabou
Senior Vice President, General Counsel and Secretary